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                                                                    Exhibit 99.2

PROXY

                               BRIDGE VIEW BANCORP

                         SPECIAL MEETING OF SHAREHOLDERS
                            to be held April 24, 2003

                      THIS REVOCABLE PROXY IS SOLICITED BY
                  THE BOARD OF DIRECTORS OF BRIDGE VIEW BANCORP

       The undersigned shareholder of Bridge View Bancorp, a New Jersey corporation ("Bridge View"), hereby appoints Charles Caruso and Michael Lesler (the "Proxies"), and either of them, with full power to act alone and with full power of substitution and revocation, as proxies of the undersigned to attend the special meeting of shareholders of Bridge View to be held at the Radisson Hotel, located at 401 South Van Brunt Street, Englewood, New Jersey, on April 24, 2003 at 3:00 p.m. local time, and any adjournment or postponement thereof, and to vote the number of shares the undersigned would be entitled to vote if personally present upon the following items and to vote according to their discretion on any other matter which may properly be presented for action at said meeting or any adjournment or postponement thereof:

1. Approval and Adoption of the Merger Agreement. The approval and adoption of the Agreement and Plan of Merger, dated November 18, 2002, between Bridge View and Interchange Financial Services Corporation as described in the Joint Proxy Statement-Prospectus, dated _______, 2003.

       [ ] For                     [ ] Against                 [ ] Abstain

2. Other Business. Such other business as may properly come before the special meeting and any postponement or adjournment thereof. Management of Bridge View is not aware of any such other business.

       The undersigned hereby ratifies and confirms all that said Proxies, or either of them or their substitutes, may lawfully do or cause to be done by virtue hereof, and acknowledges receipt of the Notice of Special Meeting of Shareholders and the Joint Proxy Statement-Prospectus accompanying it.

       This Proxy will be voted as specified by you above, or if no choice is specified, this Proxy will be voted "For" the Proposals set forth above.

       Please sign exactly as name appears. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please provide full corporate name and name and capacity of the authorized officer signing on behalf of such corporation. If a partnership, please provide partnership name and name and capacity of the person signing on behalf of such partnership.

Dated: _________________________, 2003


                                        Signature:____________________________

                                        Signature:____________________________
                                        (If held jointly)

SHAREHOLDERS ARE URGED TO MARK, DATE, SIGN AND RETURN THIS PROXY IN THE ENVELOPE PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.